UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

AMH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-115543	16-1693178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(1)	On December 3, 2008, AMH Holdings II, Inc. (“AMH II”), the sole member and direct parent of AMH Holdings, LLC (“AMH” and, together with AMH II and AMH II’s other direct and indirect subsidiaries, the “Company”) received notification from Kevin M. Hayes of his resignation from the Board of Directors of AMH II (the “Board of Directors”), effective immediately. Mr. Hayes’s resignation was not a result of any disagreement with the Company, known to any executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

(2)	On December 8, 2008, the stockholders of AMH II appointed Christopher D. Whalen to the Board of Directors. Mr. Whalen is a principal of Harvest Partners, LLC (“Harvest Partners”). Through its affiliates, Harvest Partners holds 50% of the voting capital stock of AMH II. Pursuant to AMH II’s Stockholders Agreement dated December 22, 2004, Harvest Partners has the right to designate three of the seven members of the Board of Directors. Harvest Partners has named Mr. Whalen to replace Mr. Hayes as its designee on the Board of Directors. As of the date of this filing, Mr. Whalen has not been appointed to any committees of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, LLC

DATE: December 9, 2008	By:	/s/ Cynthia L. Sobe
Cynthia L. Sobe Vice President — Chief Financial Officer, Treasurer and Secretary